-more- News ONEOK Announces Expansion of Canadian Valley Natural Gas Processing Facility to Accommodate STACK Production Growth Increases Total Oklahoma Processing Capacity to 1.1 Bcf/d TULSA, Okla. – July 31, 2017 – ONEOK, Inc. (NYSE: OKE) today announced plans to expand its Canadian Valley natural gas processing facility in the STACK play of western Oklahoma to 400 million cubic feet per day (MMcf/d) from 200 MMcf/d to support increasing production growth. The Canadian Valley II project in Canadian County, Oklahoma, is anticipated to be completed by the end of 2018. The expansion and related infrastructure is expected to cost approximately $155 million to $165 million and is supported by more than 200,000 acres of dedication, primarily fee-based contracts and minimum volume commitments. “The doubling of processing capacity at Canadian Valley is needed to capture rapidly increasing customer production in the STACK play,” said Terry K. Spencer, ONEOK president and chief executive officer. “The expansion will provide producers in the area with essential natural gas processing capacity.” The expansion of Canadian Valley, in conjunction with the recently announced 200 MMcf/d firm offload agreement to a third-party processor, will bring ONEOK’s total natural gas processing capacity in Oklahoma to approximately 1.1 billion cubic feet per day (Bcf/d) by 2019. Additionally, NGLs produced from the expansion are expected to add approximately 20,000 barrels per day of additional volumes to ONEOK’s existing Oklahoma NGL gathering system. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is one of the largest energy midstream service providers in the U.S., connecting prolific supply basins with key market centers. It owns and operates one of the nation's premier natural gas liquids (NGL) systems and is a leader in the gathering, processing, storage and transportation of natural gas. ONEOK’s operations include a 38,000-mile integrated network of NGL and natural gas pipelines, processing plants, fractionators and storage facilities in the Mid-Continent, Williston, Permian and Rocky Mountain regions. July 31, 2017 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026

ONEOK Announces Expansion of Canadian Valley Natural Gas Processing Facility to Accommodate STACK Production Growth July 31, 2017 Page 2 -more- ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, Inc., visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook or Twitter @ONEOKNews. Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance, liquidity, management's plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled" and other words and terms of similar meaning. One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC's website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. ###